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                                                                  Exhibit 99.6

Form of consent for testimonial and logo:



     The undersigned, as an authorized representative of Netscape Communications Corporation, hereby consents to the use of the Netscape Communications Corporation logo and the inclusion of the following quotation attributed to the undersigned, as representative of Netscape Communications Corporation in the registration statement on Form S-1 (Registration No. 333-69261) and all amendments thereto (the "Registration Statement") of Intraware, Inc.:

     "Netscape strongly benefits from the INTRAWARE.SHOP service by its ability to market the breadth of our server software products in an online environment. By capitalizing on the Intraware SUBSCRIBNET service, we have entrusted to Intraware the electronic software update delivery and maintenance of Netscape's entire product line to our customers worldwide. We recognize Intraware's expertise in delivering IT knowledge management content. As a result, Intraware's resource-rich knowledge content prominently resides in our Netcenter portal. Both companies have benefited from this relationship by cross-referencing qualified members of the IT community."

     --James Barksdale, President and CEO, Netscape Communications
       Corporation

, and further consents to the inclusion of this consent as an exhibit to such Registration Statement.



                                       Netscape Communications
                                       [company name]

                          (Signature)  By:    /s/ James L. Barksdale
                                             -------------------------
                                       Name:  James L. Barksdale
                                             -------------------------
                                       Title: President and CEO
                                             -------------------------
                                       Date:  Feb. 25, 1999
                                             -------------------------